UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2024

FutureTech II Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41289	87-2551539
(Commission File Number)	(IRS Employer Identification No.)

128 Gail Drive

New Rochelle, NY 10805

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (914) 316-4805

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	FTIIU	The Nasdaq Stock Market LLC
Class A Common Stock, $0.0001 par value per share	FTII	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	FTIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by its stockholders at the special meeting of stockholders held on August 17, 2023 (the “Special Meeting”), FutureTech II Acquisition Corp. (the “Company”) filed an amendment to its amended and restated certificate of incorporation (the “Charter”) with the Delaware Secretary of State on February 14, 2024 (the “Charter Amendment”), to extend the date by which the Company has to consummate a business combination for an additional nine months, from February 18, 2024 (the “Termination Date”) to up to November 18, 2024, by electing to extend the date to consummate an initial business combination on a monthly basis for up to nine times by an additional one month each time after the Termination Date, until November 18, 2024 or a total of up to nine months after the Termination Date, or such earlier date as determined by the Company’s board of directors (the “Board”), unless the closing of the Company’s initial business combination shall have occurred (the “Extension,” and such later date, the “Extended Date”), provided that FutureTech II Partners LLC (the “Sponsor”) (or its affiliates or permitted designees) will deposit into the trust account established for the benefit of the Company’s public stockholders (the “Trust Account”) the lesser of: (i) $50,000 and (ii) an aggregate amount equal to $0.03 multiplied by the number of public shares of the Company that are not redeemed for each such one-month extension unless the closing of the Company’s initial business combination shall have occurred, in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination. The foregoing description is qualified in its entirety by reference to the Charter Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 14, 2024, the Company held the Special Meeting. On January 24, 2024, the record date for the Special Meeting, there were 9,066,425 shares of common stock outstanding and entitled to be voted at the Special Meeting, approximately 75.6% of which were represented in person or by proxy at the Special Meeting.

The final results for each of the matters submitted to a vote of the Company’s stockholders at the Special Meeting are as follows:

1. Charter Amendment Proposal

The stockholders approved the proposal to amend the Company’s Charter, to extend the date by which the Company has to consummate a business combination for an additional nine months, from the Termination Date to the Extended Date, provided that the Sponsor (or its affiliates or permitted designees) will deposit into the Trust Account the lesser of: (i) $50,000 and (ii) an aggregate amount equal to $0.03 multiplied by the number of public shares of the Company that are not redeemed for each such one-month extension unless the closing of the Company’s initial business combination shall have occurred, in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
6,371,872	486,374	-	-

Item 8.01. Other Events.

In connection with the votes to approve the proposals above, the holders of 3,236,915 shares of common stock of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.13 per share, for an aggregate redemption amount of approximately $36 million.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Certificate of Incorporation of FutureTech II Acquisition Corp. dated February 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURETECH II ACQUISITION CORP.

Date: February 14, 2024	By:	/s/ Ray Chen
Ray Chen
Chief Executive Officer